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                                                                    EXHIBIT 99.5
                        PACIFIC CONTINENTAL CORPORATION
                            STOCK APPRECIATION RIGHT

                                     FORM OF
                                 AWARD AGREEMENT

      THIS AWARD AGREEMENT ("Agreement") is entered into by and between Pacific Continental Corporation ("Company") and _______________ ("Grantee").

1.    Basic Terms of Award

      Number of Stock Appreciation Rights:        ____________________________

      Fair Market Value of Common
      Stock (per share) on Date of Award          ____________________________

      Amount required to be paid
      for Stock Appreciation Rights:                        $0.00

      Date of Award:                              ____________________________

      Upon exercise, Award shall be
      settled (check appropriate box):     [ ]   in cash

                                           [ ]   by issuing Common Stock

                                           [ ]   in cash or by issuing Common
                                                 Stock, as determined by
                                                 Company at the time of exercise

2. Company hereby grants to Grantee the number of Stock Appreciation Rights described above ("Award"). The Award entitles Grantee to receive a payment in cash or Common Stock, as indicated above, of an amount equal to the excess of (i) the Fair Market Value, on the date of exercise of the right, of one share of Common Stock per Stock Appreciation Right, over (ii) the Fair Market Value, on the Date of Award, of such share of Common Stock. Such Fair Market Value shall not be increased or otherwise adjusted because of dividends or other distributions paid at any time on or with respect to shares of stock of Company.

3. The Award is made under the Pacific Continental Corporation 2006 Stock Option and Equity Compensation Plan (the "Plan"), a copy of which has been provided to Grantee. The terms and conditions of the Plan are hereby incorporated herein and made a part hereof. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the former shall govern. Capitalized terms used in this Agreement that are not defined herein shall have the meaning given to such terms in the Plan.

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4.    Stock Appreciation Rights shall Vest in accordance with the vesting scheduled set forth below. Immediately after Grantee first ceases to be an Employee or Director, Stock Appreciation Rights that have not Vested on or prior to such time may no longer Vest and shall be forfeited for no consideration, except as otherwise provided in the Plan.

If Grantee is an Employee or Director,   Then the Option shall Vest with respect
without interruption, from the Date of   to the following percent of the number
Award until the following anniversary    of shares of Common Stock subject to
date of the Date of Award                the Award *
________________

* Rounded up in each case to the nearest whole number; provided, however, that in no event shall Grantee have the right to acquire hereunder, over the entire vesting period, more than the total number of shares of Common Stock subject to the Award.

5. Grantee shall have no rights as a shareholder with respect to any Stock Appreciation Rights or any shares of Common Stock subject to this Award, unless and until such shares are actually issued to him.

6. Grantee shall exercise his right to receive payment with respect to that portion of the Stock Appreciation Right that has Vested by giving a written notice of exercise to Company. The date on which such notice is given shall be deemed to be the date of exercise. As soon as practicable thereafter, Company shall settle the payment and may elect to do so using cash, shares of Common Stock or a combination of both.

7. No rights under the Stock Appreciation Right may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, other than by will or by the laws of descent or distribution.

8. No shares of Common Stock shall be issued with respect to a Stock Appreciation Right, unless the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, all securities laws, rules and regulations, and the requirements of any stock exchange upon which the shares may then be listed. Issuance of such shares is further subject to the approval of counsel for Company with respect to such compliance.

9. Company, in its sole discretion, may take any actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the Stock Appreciation Right, including, but not limited to, (i) withholding, or causing to be withheld, from any form of compensation or

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      other amount due Grantee any amount required to be withheld under applicable tax laws, or (ii) as a condition to recognizing any rights of Grantee under the Award, requiring Grantee to make arrangements satisfactory to Company (including, without limitation, paying amounts) to satisfy any tax obligations.

10.   Miscellaneous.

      a. All pronouns shall be deemed to include the masculine, feminine, neuter, singular or plural forms thereof, as the context may require. All references to "paragraph" shall be deemed to refer to paragraphs of this Agreement, unless otherwise specifically stated.

      b. All notices and other writings of any kind that a party to this Agreement may or is required to give hereunder to any other party hereto shall be in writing and may be delivered by personal service or overnight courier, facsimile, or registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed (i) if to Company, to its home office, marked to the attention of the corporate secretary of Company; or (ii) if to Grantee, to his address set forth on the signature page hereof. Any notice or other writings so delivered shall be deemed given, if by mail, on the second (2nd) business day after mailing and, if by other means, on the date of actual receipt by the party to whom it is addressed. Any party hereto may from time to time by notice in writing served upon the other as provided herein, designate a different mailing address or a different person to which such notices or other writings are thereafter to be addressed or delivered.

      c. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys' fees incurred by the successful party (including, without limitation, costs, expenses and fees on any appeal).

      d. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

      e. It is the intention of the parties that the internal laws of the State of Oregon (irrespective of any choice of law principles) shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

      f. The terms, conditions and covenants of this Agreement are intended to be fully effective and binding, to the extent permitted by law, on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

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      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

COMPANY                                  PACIFIC CONTINENTAL CORPORATION,
                                         an Oregon corporation

                                         By ____________________________________

                                         Print name: ___________________________

                                         Title: ________________________________

GRANTEE

                                         _______________________________________

                                         Print Name: ___________________________

                                         Address: ______________________________

                                                  ______________________________

                                                  ______________________________

                                         Social Security No. ___________________

                                 ACKNOWLEDGEMENT

Grantee hereby acknowledges that he has received a copy of the Plan.

                                         _______________________________________

                                         Print Name: ___________________________

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